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EXHIBIT 99.1

CROMPTON CORPORATION	WHEN TIMELY AND PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.
	Approval of the issuance of Crompton Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of March 8, 2005, by and among Crompton Corporation, Copernicus Merger Corporation and Great Lakes Chemical Corporation, as it may be amended from time to time.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
	Approval of an amendment to Crompton Corporation's certificate of incorporation, subject to the consummation of the merger of Copernicus Merger Corporation with and into Great Lakes Chemical Corporation, that will change Crompton Corporation's name to Chemtura Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐
3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct such as adjournment, including adjournment for the purpose of soliciting additional proxies. Notwithstanding the foregoing, proxies voted against Proposal 1 will not be voted in favor of any adjournment of the meeting for the purpose of soliciting additional proxies.

THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (ISSUANCE OF CROMPTON COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 8, 2005, AMONG CROMPTON CORPORATION, COPERNICUS MERGER CORPORATION AND GREAT LAKES CHEMICAL CORPORATION, AS IT MAY BE AMENDED FROM TIME TO TIME, INCLUDING CROMPTON COMMON STOCK TO BE ISSUED PURSUANT TO THE MERGER AND CROMPTON COMMON STOCK ISSUABLE UPON THE EXERCISE OF CROMPTON STOCK OPTIONS AND SETTLEMENT OF RESTRICTED SHARE UNITS THAT ARE CONVERTED PURSUANT TO THE MERGER AGREEMENT FROM GREAT LAKES STOCK OPTIONS AND RESTRICTED SHARE UNITS) AND FOR PROPOSAL 2 (AMENDMENT TO CROMPTON CORPORATION'S CERTIFICATE OF INCORPORATION, SUBJECT TO THE CONSUMMATION OF THE MERGER OF COPERNICUS MERGER CORPORATION WITH AND INTO GREAT LAKES CHEMICAL CORPORATION, THAT WILL CHANGE CROMPTON CORPORATION'S NAME TO CHEMTURA CORPORATION). ABSTENTIONS HAVE NO EFFECT ON THE VOTE WITH RESPECT TO THE ISSUANCE OF CROMPTON COMMON STOCK CONTEMPLATED BY THE MERGER AGREEMENT. ABSTENTIONS HAVE THE SAME EFFECT AS A VOTE AGAINST THE NAME CHANGE AMENDMENT. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
Signature	Signature	Date

Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign..

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ck	OR	Telephone 1-866-540-5760	OR	Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

CROMPTON CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of Crompton Corporation, a Delaware corporation, hereby nominates and appoints [                                      ], [                                      ], [and                                       ], or any one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and to vote all shares of stock of Crompton Corporation owned by the undersigned in all matters coming before the Special Meeting of Stockholders (or any adjournment thereof) of Crompton Corporation to be held at [address], [city], [state], on                                       , 2005, at [time] a.m., local time. The Board of Directors recommends a vote 'FOR' each of the matters set forth on the reverse side.

        The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned.

        THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF THE PROXY BY THE EXECUTION AND SUBMISSION OF A REVISED PROXY BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE SPECIAL MEETING OR BY PROPERLY COMPLETING AND EXECUTING A LATER DATED PROXY AND DELIVERING IT TO THE SECRETARY OF CROMPTON AT OR BEFORE THE CROMPTON SPECIAL MEETING.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE
SEE REVERSE SIDE		SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

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  EXHIBIT 99.1